EXHIBIT 10.(c)

[Letterhead of CMS Cameron McKenna LLP]

CMS Cameron McKenna LLP

Board of Directors Kemper Investors Life Insurance Company 15375 SE 30th Place, Suite 310 Bellevue, WA 98007	Mitre House 160 Aldersgate Street London EC1A 4DD
Tel +44(0)20 7367 3000
Fax +44(0)20 7367 2000
www.law-now.com
DX 135316 BARBICAN 2

Tel +44(0)20 7367 3000

Your Ref: Pre-effective Amendment No. 1
Our Ref: JAPA/NWP/MIT6.62b/125141.00001	4 August 2008

Dear Sirs

Consent of CMS Cameron McKenna LLP

We hereby consent to the following reference to our name being made in the Statement of Additional Information for the Kemper Investors Global Variable Annuity to be filed on or about August 6, 2008, as part of Pre-effective Amendment No. 1 to the initial registration statement on Form N-4 for the KILICO Variable Annuity Separate Account—3 (File Nos. 811-22161; 333-148489):

“CMS Cameron McKenna LLP of London, England has provided advice to Kemper Investors Life Insurance Company on UK tax considerations”.

No references to our name in any additional or supplementary filings for the Kemper Investors Global Variable Annuity may be made without our prior written consent.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Yours faithfully

/s/ CMS Cameron McKenna

CMS Cameron McKenna LLP

(22447435.02)

CMS Cameron McKenna LLP is a limited liability partnership registered in England and Wales with registration number OC310335. It is a body corporate which has members whom we refer to as “partners”. A list of members and their professional qualifications is open to inspection at the registered office, Mitre House, 160 Aldersgate Street, London EC1A 4DD. Members are either solicitors or registered foreign lawyers. Regulated by the Solicitors Regulation Authority.

CMS Cameron McKenna LLP is a member of the CMS alliance of independent European law firms.

CMS offices and associated offices: Amsterdam, Berlin, Brussels, London, Madrid, Paris, Rome, Vienna, Zurich, Aberdeen, Algiers, Antwerp, Arnhem, Beijing, Belgrade, Bratislava, Bristol, Bucharest, Budapest, Buenos Aires, Casablanca, Cologne, Dresden, Dusseldorf, Edinburgh, Frankfurt, Hamburg, Kyiv, Leipzig, Ljubljana, Lyon, Marbella, Milan, Montevideo, Moscow, Munich, New York, Prague, Sao Paulo, Sarajevo, Seville, Shanghai, Sofia, Strasbourg, Stuttgart, Utrecht, Warsaw and Zagreb. www.cmslegal.com

The members of CMS are in association with The Levant Lawyers with offices in Beirut, Abu Dhabi, Dubai and Kuwait.

Notice: the firm does not accept service by e-mail of court proceedings, other processes or formal notices of any kind without specific prior written agreement.